Exhibit 21.1

SUBSIDIARIES OF ALAMO GROUP INC.

Name	Jurisdiction of Incorporation

Alamo Group (USA) Inc. (1)	Delaware
Alamo Group (EUR) Limited (1)	United Kingdom
Alamo Capital Inc. (1)	Nevada
Herschel-Adams Inc. (1)	Nevada
Alamo Group (Canada) Inc. (1)	New Brunswick
Alamo Group (OH) Inc. (2)	Delaware
NP Real Estate Inc. (2)	Ohio
Alamo Group (KS) Inc. (2)	Kansas
Alamo Group (TX) L.P. (5)	Delaware
Alamo Group Holdings, L.L.C. (2)	Delaware
ALG Holdings, L.L.C. (2)	Delaware
Alamo Group Services, Inc.(2)	Delaware
ALG Personnel Management, L.L.C. (2)	Texas
Alamo Group Management, L.P. (6)	Delaware
Alamo Group (WA) Inc. (2)	Delaware
Alamo Sales Corp. (2)	Delaware
Alamo Group Trucking, Inc. (2)	Delaware
Alamo Group (IL) Inc. (2)	Delaware
Tiger Corporation (2)	Nevada
Electronics Parts Counter Inc. (11)	Nevada
Schwarze Industries, Inc. (2)	Alabama
Schwarze Industries Australia PTY, Ltd. (4)	Australia
Schulte (USA) Inc. (2)	Florida
Alamo Group (SMC) Inc. (2)	Nevada
Adams Hard-Facing Company, Inc. (3)	Oklahoma
Alamo Group (IA) Inc. (3)	Nevada
Alamo Group (FR) S.A. (7)	France
Bomford Turner Limited (7)	United Kingdom
McConnel Limited (7)	United Kingdom
Twose of Tiverton Ltd. (8)	United Kingdom
Spearhead Machinery Limited (8)	United Kingdom
Bomford & Evershed Limited (8)	United Kingdom
Bomford Bros. Limited (8)	United Kingdom
Turner International (Engineering) Limited (8)	United Kingdom
Signalisation Moderne Autoroutiere S. A. (9)	France
Betrac S. A. (9)	France
S.C.I. Industrielle La Saussaie (9)	France
Forges Gorce (12)	France
Faucheux S.A.S. (9)	France
Rousseau Holdings, S.A. (9)	France
Schulte Industries Ltd. (10)	New Brunswick

_____________________

(1) 100% owned by Alamo Group Inc.

(2) 100% owned by Alamo Group (USA) Inc.

(3) 100% owned by Herschel-Adams Inc

(4) 100% owned by Schwarze Industries, Inc.

(5) 1% General Partner - Alamo Group Holdings, L.L.C.& 99% Limited Partner - ALG Holdings, L.L.C.

(6) 1% General Partner - Alamo Group Holdings, L.L.C.& 99% Limited Partner - ALG Personnel Management,        L.L.C.

(7) 100% owned by Alamo Group (EUR) Limited

(8) 100% owned by Bomford Turner Limited

(9) 100% owned by Alamo Group (FR) S.A.

(10)100% owned by Alamo Group (Canada) Inc.

(11) 100 % owned by Alamo Sales Corp.

(12) 100% owned by Signalisation Moderne Autoroutiere S. A.